UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported):   December 21, 2012

DELTA APPAREL, INC.
(Exact name of registrant as specified in its charter)

Georgia
(State or Other Jurisdiction of Incorporation)

1-15583		58-2508794
(Commission File Number)		(IRS Employer Identification No.)

322 South Main Street, Greenville, South Carolina	29.601
(Address of principal executive offices)	(Zip Code)

(864) 232-5200
(Registrant's Telephone Number Including Area Code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b)
As previously disclosed in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 30, 2012, Kenneth D. Spires tendered his resignation as President of M.J. Soffe, LLC, a wholly-owned subsidiary of Delta Apparel, Inc. (the "Company"), on November 26, 2012, effective immediately. On December 21, 2012, Mr. Spires and the Company agreed that his employment will terminate immediately and Mr. Spires will receive the rights and benefits specified in his December 31, 2009, Employment and Non-Solicitation Agreement with the Company as applicable following a termination of employment without cause. Mr. Spires' Employment and Non-Solicitation Agreement was previously filed as Exhibit 10.3 to the Company's January 4, 2010, Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA APPAREL, INC.

Date:	December 27, 2012	/s/ Justin M. Grow
Justin M. Grow
General Counsel & Corporate Secretary